UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
                                12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934






                                 Golf Two, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)

Delaware                                                             04-3625550
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(State of incorporation or organization)                       (I.R.S. Employer
                                                             Identification No.)

1537 West Orangewood Avenue, Orange, California                           92868
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(Address of principal executive offices)                               Zip Code)

                                 (714) 633-1400
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:


  Title of Each Class:               Name of Each Exchange on which Registered:


        None                                           N/A
        ----                                           ---

Securities to be registered under Section 12(g) of the Act:

Common Stock, $.001 par value per share
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(Title of Class)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-99867

Item 1. Description of Registrant's Securities to be Registered.
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This registration statement relates to the registration with the Securities and Exchange Commission of shares of $.001 par value common stock (the "Common Stock") of Golf Two, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities" at page 11of the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-99867 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.

Item 2.  Exhibits
-----------------

The following document is included as an Exhibit to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-99867) and incorporated herein by this reference:

EXHIBIT DESCRIPTION                                      FORM SB-2
                                                         EXHIBIT NUMBER

(a)      Certificate of Incorporation                  3.1




                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)      Golf Two, Inc.
Date:             May 12, 2003



By:               /s/  David Bennett
                  ------------------------------
                  David Bennett
                  President, Director